EXHIBIT 4.1

                                                                WARRANT NO. ____

                      WARRANT FOR PURCHASE OF COMMON STOCK


         THIS WARRANT AND THE COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE OR OTHER JURISDICTIONS SECURITIES LAW. NEITHER THIS WARRANT NOR THE COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE OR OTHER JURISDICTION SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               theglobe.com, inc.

                              Purchase Warrant for
                                  Common Stock

         THIS INSTRUMENT certifies that, FOR VALUE RECEIVED, ___________________________________, a __________________________________ with an address at
___________________________________________________________________ , or its
registered assigns (the "Holder"), is entitled, subject to the terms and conditions set forth in this Warrant for Purchase of Common Stock (this "Warrant"), to purchase from theglobe.com, inc., a Delaware corporation (the "Company" or the "Corporation"), _______________________________________
(_______________) shares of Common Stock, $.001 par value, of the Company (the "Shares"), commencing on _______________________, 2004 and ending at 5:00 p.m.,
New York time, on the fifth (5th) anniversary of such date, for a purchase price of $0.001 per Share (the "Exercise Price"), such number of Shares and Exercise Price being subject to adjustment from time to time as set forth in Sections 3 and 4 below.

         This Warrant is subject to the following provisions, terms and conditions:

SECTION 1. Warrant Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the presentation and surrender of this Warrant with the form of the Purchase Form attached hereto as SCHEDULE A duly executed, at the principal office of the Company, and upon payment to the Company of the applicable Warrant Exercise Price in cash or by cashier's check. The Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered with such duly executed Purchase Form. Upon the exercise of this Warrant, the issuance of certificates for Shares shall be made forthwith without charge to the Holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder a new Warrant in respect of the Shares as to which this Warrant shall not have been exercised.

SECTION 2. Reservation of Shares.  The Company covenants and agrees:

(i) That all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof; and

(ii) That during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 3. Adjustment of the Warrant Exercise Price.

                  a. Adjustments for Subdivision, Dividends, Combinations or Consolidations of Common Stock.

                           (i) If the Corporation shall at any time or from time to time after the date that this Warrant is issued (the "Original Issue Date") effect a combination or consolidation of its outstanding Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (ii) In the event the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in the event the outstanding shares of Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common Stock, into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased.

                  a. in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                  b. in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

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

                           If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the applicable Exercise Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Exercise Price shall be adjusted as of the time of actual payment of such dividend.

                  b. Adjustment for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of Shares receivable hereupon, the amount of other securities of the Corporation that it would have received had its Warrant been exercised for Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder or with respect to such other securities by their terms.

                  c. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the exercise of the Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3), in any such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  d. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this
         Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Prices at the time in effect, and
         (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

SECTION 4. Adjustments of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Exercise Price pursuant to Section 3 hereof, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price in effect on the date purchase rights under this Warrant are exercised, the number of Shares of Common Stock, calculated to the nearest number of shares, determined by (a) multiplying the number of Shares of Common Stock purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and
(b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise.

SECTION 5. Fractional Interests. If any fraction of a Share is issuable on the exercise of this Warrant, the Company shall be required to and shall issue such fractional Share on the exercise of this Warrant.

SECTION 6. No Rights as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder or his transferees any rights as a shareholder of the Company.

SECTION 7. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 8. Applicable Law. This Warrant shall be deemed to be a contract made under and construed in accordance with the laws of the State of Delaware.

SECTION 9. Benefits. This Warrant shall not be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

SECTION 10. Transferability. No transfer of this Warrant shall be effective unless and until registered on the books of the Company maintained for such purpose, and the Company may treat the registered Holder as the absolute owner of this Warrant for all purposes and the person entitled to exercise the rights represented hereby. No such transfer of this Warrant shall be effective unless, prior to any transfer or attempted transfer of Warrant, or any interest herein, the Holder shall give the Company written notice of his or its intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Company shall present copies thereof to counsel for the Company and to any special counsel designated by the Holder. If, in the opinion of each of such counsel, the proposed transfer may be effected without registration of either the Warrant or the Common Stock purchasable hereunder under applicable federal or state securities laws (or other applicable jurisdiction's law), the Company, as promptly as practicable, shall notify the Holder of such opinions, whereupon this Warrant (or the interests herein) proposed to be transferred shall be transferred in accordance with the terms of said notice. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, that the Company may waive the requirement that Holder obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Company may require an investment letter to be executed by the proposed transferee. Any transferee of this Warrant, by acceptance hereof, agrees to be bound by all of the terms and conditions of this Warrant.

SECTION 11. Investment Representation and Legend. Each Holder, by acceptance of this Warrant, represents and warrants to the Company that the Holder is acquiring this Warrant, and unless at the time of exercise a registration statement under the Securities Act of 1933, as amended, is effective with respect to the Shares, that upon the exercise hereof the Holder will acquire the Shares issuable upon such exercise, for investment purposes only and not with a view towards the resale or other distribution thereof.

The Holder by acceptance of this Warrant agrees that the Company may affix, unless the Shares issuable upon exercise of this Warrant are registered at the time of exercise, the following legend to certificates for Shares upon the exercise of this Warrant:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act"), and have not been registered under any state or other jurisdiction's securities law, and may not be offered, sold, transferred, encumbered or otherwise disposed of unless there is an effective registration statement under the Securities Act and any applicable state securities laws, or other jurisdiction, relating thereto or unless, in the opinion of counsel acceptable to the Company, such registration is not required.

         IN WITNESS WHEREOF, the Company has duly authorized the issuance of this Warrant as of March __, 2004.


                                             theglobe.com, inc.


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                   SCHEDULE A

                               THEGLOBE.COM, INC.

                                  PURCHASE FORM



theglobe.com, Inc.
110 East Broward Blvd.
Suite 1400
Ft. Lauderdale, FL  33301

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ____ of the Shares provided for therein (originally, _____ of the ___________ Shares, and as presently adjusted pursuant to Section 3 thereof, ______ of the _____Shares), and requests that certificates for such Shares be issued in the name of the undersigned and addressed as follows:



                  -----------------------------------------------

                  -----------------------------------------------

                  -----------------------------------------------

                  -----------------------------------------------
                        (Please Print Name, Address, and
                  Social Security or Tax Identification Number)


Dated:                       , 200_.
       -------------------

Name of Warrantholder:
                           -----------------------------------------------------
                           (Must be the same as that on the books and records of the Company)


Signature:
                           ----------------------------------------------------